SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2010
_____________________

AURASOUND, INC.

(Exact name of registrant as specified in Charter)

Nevada	000-51543	20-5573204
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

11839 East Smith Avenue
Santa Fe Springs, California 90670
(Address of Principal Executive Offices)

(562) 447-1780
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 31, 2010, AuraSound, Inc. (“AuraSound”) completed the acquisition of substantially all of the business assets and certain liabilities of ASI Holdings Limited (“ASI Holdings”) and ASI Audio Technologies, LLC (“ASI Arizona,” and collectively with ASI Holdings, “ASI”) pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) dated July 10, 2010 and the Amendment No. 1 to the Asset Purchase Agreement dated July 31, 2010 (the “APA Amendment”).

On August 5, 2010, AuraSound filed a Current Report on Form 8-K stating that it had completed the acquisition and that the financial statements and pro forma financial information required under Item 9.01 of Form 8-K would be filed within 71 days after the date on which the Current Report on Form 8-K was required to be filed.  This amended Current Report on Form 8-K contains the required financial statements and pro forma financial information.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statement of Businesses Acquired

The audited consolidated financial statements of ASI for the fiscal years ended December 31, 2008 and December 31, 2009 are attached hereto as Exhibit 99.1.

The unaudited condensed consolidated financial statements of ASI for the six month period ending June 30, 2010 are attached hereto as Exhibit 99.2.

(b)	Pro Forma Financial Information

The unaudited pro forma financial information for AuraSound, after giving effect to the acquisition of ASI and adjustments described in such pro forma financial information, for the twelve month period ended June 30, 2010 are attached hereto as Exhibit 99.3.

(d)	Exhibits

The following exhibits are attached herewith:

Exhibit No.	Description
99.1	Audited consolidated financial statements of ASI for the fiscal years ended December 31, 2008 and December 31, 2009
99.2	Unaudited condensed consolidated financial statements of ASI for the six month period ending June 30, 2010
99.3
Unaudited pro forma financial information for AuraSound, after giving effect to the acquisition of ASI and adjustments described in such pro forma financial information for the twelve month period ended June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 15, 2010

AuraSound, Inc.

By:	/s/ Harald Armin Weisshaupt
Harald Armin Weisshaupt
Its:	Chief Executive Officer